EXHIBIT 10.1

JOINT FILING AGREEMENT

AGREEMENT dated as of August 22, 2024 between Connor Square, LLC, Milford Square, LLC and Guilin Zhang (the “Parties”, each a “Party”).

Each Party hereto represents to the other Party that it is eligible to use Schedule 13D to report its beneficial ownership in Class A ordinary shares, $0.0001 par value per share, of Corner Growth Acquisition Corp. 2. Each Party hereto agrees that the Schedule 13D, dated as of August 22, 2024, relating to such beneficial ownership, is filed on behalf of each of them.

Each of the Parties agrees to be responsible for the timely filing of the Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, and the other Party to the extent it knows or has reason to believe that any information about the other Party is inaccurate.

CONNOR SQUARE, LLC

By:	/s/ Guilin Zhang
Name: Guilin Zhang Title: Manager of Milford Square, LLC (sole and managing member of Connor Square, LLC)

MILFORD SQUARE, LLC

By:	/s/ Guilin Zhang
Name: Guilin Zhang Title: Manager

/s/ Guilin Zhang
Guilin Zhang